Exhibit 5.1

July 1, 2021

Muliang Viagoo Technology, Inc.

2498 Wanfeng Highway, Lane 181

Fengjing Town, Jinshan District

Shanghai, China 201501

Re: Form S-1 Registration Statement No. 333-232378

Ladies and Gentlemen:

We have acted as counsel to Muliang Viagoo Technology, Inc, a Nevada corporation (the “Company”), in connection with the proposed issuance of up to (i) 10,000,000 shares (the “Offering Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) up to 1,500,000 shares of Common Stock, pursuant to the underwriter’s over-allotment option (the “Over-Allotment Shares” and together with the Offering Shares, the “Shares”), and (iii) 1,150,000 warrants (the “Warrants”) to purchase 1,150,000 shares (the “Warrant Shares”) of Common Stock underlying the Warrants. The Shares, the Warrants, and the Warrant Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2019 (File No. 333-232378) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares, the Warrants and the Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to Chapter 78 of the Nevada Corporations Law, located within the Nevada Revised Statutes (“Chapter 78 of the NRS”), as amended, and as currently in effect (including the statutory provisions contained therein, any applicable provisions of the Nevada Constitution and any applicable reported judicial decisions interpreting these laws but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(i)	the Shares have been duly authorized and when issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable;

(ii)	the Warrants have been duly authorized and when the Warrants have been issued by the Company against payment therefor as applicable, and as described in the Registration Statement, the Warrants will constitute valid and binding obligations of the company; and

(iii)	the Warrant Shares have been duly authorized and when (a) the Warrants have been issued by the Company against payment therefor as applicable, and as described in the Registration Statement and (b) the Warrant Shares have been issued by the Company against payment therefor in the circumstances contemplated by the form of the Warrants most recently filed as an exhibit to the Registration Statement, the Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in Chapter 78 of the NRS.

Our opinion set forth in paragraph 2 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP